                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



Our report dated April 8, 1996, contains an explanatory paragraph that states that Vibroplant U.S., Inc. changed its method of computing depreciation in 1995 and its method of accounting for income taxes in 1994.



                                          KPMG PEAT MARWICK LLP



Fort Worth, Texas
October 9, 1996